Exhibit 10.32

FRESHPET, INC.

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”), is made as of November [—], 2014, by and among (i) Freshpet, Inc. (formerly known as Professor Connor’s, Inc.), a Delaware corporation (the “Company”), (ii) MidOcean Partners III, L.P., a limited partnership organized under the Exempted Limited Partnership Law (2003 Revision) of the Cayman Islands, MidOcean Partners III-A, L.P., a limited partnership organized under the Exempted Limited Partnership Law (2003 Revision) of the Cayman Islands and MidOcean Partners III-D, L.P., Delaware limited partnership (collectively “MidOcean”), (iii) Freshpet Investors, LLC, a Delaware limited liability company (“FPI”), (iv) each of the other Persons listed on Exhibit A hereto under the heading “Key Holders” (each, a “Key Holder” and collectively, the “Key Holders”). MidOcean, FPI and the Key Holders are collectively referred to herein as the “Stockholders” and individually as a “Stockholder”). Exhibit A shall set forth the name, address and ownership amounts of each Stockholders.

RECITALS

A. The Stockholders are currently the owners of the issued and outstanding “Shares” (as defined below) of the Company set forth on Exhibit A;

B. The Stockholders are parties to that certain Amended and Restated Stockholders Agreement, dated December 23, 2010, by and among the Company, the Stockholders and the other parties thereto (the “Original Agreement”).

C. The Company and the holders of a majority in interest of the Shares may amend the Original Agreement by written consent where the amendment applies to all Stockholders in the same fashion.

D. The parties to this Agreement desire to promote their mutual interests by amending and restating the Original Agreement in its entirety.

AGREEMENT

NOW THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions herein contained, the parties to this Agreement hereby amend and restate the Original Agreement in its entirety as follows:

ARTICLE 1

CERTAIN DEFINED TERMS

Section 1.1 In addition to the definitions appearing elsewhere in this Agreement, the following terms shall have the meanings specified:

(a) “Affiliate” of a Stockholder means, in the case of an entity, any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Stockholder specified. For the purposes of this definition, “control”, when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, by contract or otherwise; and the terms “controlling”, “controlled” and “under common control with” have correlative meanings to the foregoing.

(b) “Board” means the Board of Directors of the Company.

(c) “Certificate of Incorporation” means the Certificate of Incorporation of the Company in effect on the date hereof, as amended from time to time in accordance with its terms and the terms set forth herein.

(d) “Change of Control” means: (i) any sale, merger, consolidation, share exchange, business combination, equity issuance or other transaction or series of related transactions, specifically excluding public offerings, which result in the stockholders immediately prior to the transaction(s) owning collectively less than 50% of the voting control immediately following the transaction(s); or (ii) any sale, lease, exchange, transfer or other disposition of substantially all of the assets, taken as a whole, in a single transaction or series of transactions, excluding sales in the ordinary course of business, sale/leaseback and corporate restructuring transactions.

(e) “Common Stock” means the common stock of the Company, par value $0.001 per share.

(f) “Damages” means any loss, claim, damage, liability (joint or several), or expenses (including, without limitation, attorney’s fees and disbursements)to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, liability, or expenses (or any action in respect thereof) arises out of, is based upon, is related to or results from (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(h) “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(i) “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

(j) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(k) “Holder” means any holder of Registrable Securities who is a party to this Agreement.

(l) “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

(m) “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act pursuant to the underwriting agreement, dated November [—], 2014, by and among the Company and the underwriters party thereto.

(n) “Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, trust or other entity.

(o) “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by MidOcean after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 10.9, and excluding for purposes of ARTICLE 2 any shares for which registration rights have terminated pursuant to Section 2.11 of this Agreement.

(p) “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

(q) “SEC” means the Securities and Exchange Commission.

(r) “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

(s) “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

(t) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(u) “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

(v) “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

(w) “Shares” means any or all shares of the capital stock of the Company, whether currently issued and outstanding or issued to any Stockholder in the future, of any class or series, including but not limited to securities of the Company outstanding as a result of a split up or consolidation of Shares, payment of a stock dividend, combination of shares, or other similar event.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement (or any successor form to Form S-1) or any similar registration statement with respect to at least 30% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $50.0 million), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable

Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is delivered, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3. If at any time when it is eligible to use a Form S-3 registration statement, the Company may satisfy its obligations under this Section 2.1(a) by filing a Form S-3 registration statement in lieu of a Form S-1 registration statement.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least 30% of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement (or any successor form to Form S-3) or any similar registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $10.0 million, then the Company shall (i) within ten (10) days after the date such request is delivered, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is received, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective (such certificate to be delivered within ten (10) days of the Company determining to seek such deferral), because such action would reasonably be expected to (i) require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed); or (ii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing (but not the preparation of such filing), and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred thirty five (135) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right for more than one hundred thirty five days (135) in the aggregate during any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during any such period when it has invoked such right. A deferral of the filing of a registration statement pursuant to this Section 2.1(c) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities (including an investigation involving the Company) are disclosed or terminated.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and there is no reduction (or proposed reduction) pursuant to Section 2.3 of the total number of Registrable Securities that Holders have requested to be included in such registration statement; (ii) after the Company has effected four registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and there is no reduction (or proposed reduction) pursuant to Section 2.3 of the total number of Registrable Securities that Holders have requested to be included in such registration statement; (ii) during the period that is ninety (90) days after the effective date of a registration pursuant to Section 2.1(b); or (iii) if the Company has effected four registrations pursuant to Section 2.1(b). A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

Section 2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include

Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

Section 2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering and (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, then each Holder shall, to the extent not inconsistent with applicable law and if requested by the underwriters in such offering, execute such lock-up agreements as shall be reasonably requested by the underwriters, provided that the Company and the directors and executive officers of the Company execute substantially similar lock up agreements covering a substantially similar lock-up period. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

Section 2.4 Obligations of the Company. Whenever required under this ARTICLE 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred and twenty day (120) period shall not be applicable but rather the Company shall be required to keep such registration statement continuously effective;

(b) prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies a prospectus including a preliminary prospectus, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities (it being understood that, subject to the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders or underwriter, as applicable; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) promptly notify each seller Holder and each underwriter and if requested by any such Person, confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f) if requested by the underwriter(s) or any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment information with respect to the Registrable Securities being sold by a selling Holder as such underwriter or selling Holder reasonably requests, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(g) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering and any other such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration;

(h) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed and cooperate with each selling Holder and underwriter and their respective counsel in connection with any filings required to be made under such exchanges or systems;

(i) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j) promptly make available for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selling Holder, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(k) make generally available to the Company’s equity holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(l) cooperate with the selling Holders and the underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing any new security sold under any registration statement, and enable such new security to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(m) furnish to each underwriter a signed counterpart of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter reasonably requests;

(n) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(o) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(p) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus and prepare and file with the SEC reasonably promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the underwriter(s), is required in connection with the distribution of the Registrable Securities; and

(q) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

Section 2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this ARTICLE 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

Section 2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to ARTICLE 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders, taken collectively, (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this ARTICLE 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

Section 2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this ARTICLE 2.

Section 2.8 Indemnification. If any Registrable Securities are included in a registration statement under this ARTICLE 2:

(a) To the extent permitted by law, the Company will indemnify, defend, and hold harmless each selling Holder, and the employees, partners, members, officers, directors, and stockholders of each such Holder; agents, representatives, and advisors, including legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that (i) the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, (ii) each selling Holder shall not be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reasonable reliance upon and in conformity with written information furnished by the Company, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration and (iii) the liability of each selling Holder will be in such proportion as is appropriate to reflect the relative fault of the seller, on the one hand, and the Company, underwriter, controlling Person, or other aforementioned Person on the other hand, in connection with the actions, statements or omissions that result in such Damages; and provided further that (i) in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder and (ii) such selling Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this ARTICLE 2, and otherwise shall survive the termination of this Agreement.

Section 2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

Section 2.10 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate at such time as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration.

ARTICLE 3

TERMINATION

Section 3.1 Termination of This Agreement. This Agreement shall terminate upon the earliest of:

(a) The effective date of any liquidation or dissolution of the Company; or

(b) the consummation of the acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any Change of Control) provided that the Company’s stockholders of record as constituted immediately prior to such transaction hold less than 50% of the voting power of the surviving or acquiring entity.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Further Actions. Each party shall execute and deliver such other certificates, agreements and other documents, and take such other actions, as may reasonably be requested by the other parties in order to consummate or implement the transactions contemplated by this Agreement.

Section 4.2 Notices. All notices and other communications hereunder shall be in writing and given by facsimile, certified or registered mail, overnight delivery service such as Federal Express, or personal delivery against receipt to the party to whom it is given, addressed (a) if to a Stockholder, at such Stockholder’s address (and/or facsimile number) set forth on Exhibit A, or at such other address as such Stockholder shall have furnished to the Company in writing, or (b) if to the Company, at 400 Plaza Drive, Secaucus, New Jersey 07094, and/or via facsimile at (201) 866-2023 and addressed to the attention of Richard Kassar, or at such other address and/or facsimile number as the Company shall have furnished to the Stockholders. Any such notice or other communication shall be deemed to have been given as of the date transmission has been confirmed to the appropriate number when delivered via facsimile, as of the date so personally delivered, on the next business day when sent by overnight delivery service, or five days after the date when sent by certified or registered mail.

Section 4.3 Equitable Relief. Each party agrees that a monetary remedy for any breach or threatened breach of this Agreement would be inadequate and impracticable and extremely difficult to prove, and that such breach or threatened breach would cause the other parties irrevocable harm. Accordingly, each party agrees that the other parties shall be entitled to temporary and permanent injunctive relief, specific performance and other equitable relief for any breach or threatened breach of any provision of this Agreement, without the necessity of proving actual damages. Nothing contained herein, however, shall be construed as prohibiting or precluding any party from pursuing any other rights and remedies that may be available to such party at law or in equity for such breach or threatened breach, including, without limitation, recovery of damages from the defaulting party. Any party bringing an action for equitable relief under this Agreement shall bring such action in any court located in Wilmington, Delaware.

Section 4.4 Recovery of Costs. If any legal action, equitable suit, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, misrepresentation, termination or invalidity in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such proceeding, in addition to any other relief to which such party may be entitled.

Section 4.5 Arbitration. The parties shall settle any dispute, disagreement or controversy arising out of or relating to this Agreement by arbitration in New York, New York, in accordance with the rules for arbitration of the American Arbitration Association. The decision of the arbitrators shall be final, binding, and enforceable in any court of competent jurisdiction. In any dispute in which a party seeks in excess of $1,000,000 in damages, they shall utilize three arbitrators. Otherwise, they will utilize a single arbitrator. The arbitrators may not award punitive, consequential, or indirect damages. Each party hereby waives the right to such damages and agrees to receive only those actual damages directly resulting from the claim asserted. The prevailing party in any such proceeding shall be entitled to recover costs, including reasonable attorneys’ fees. The parties will be entitled to conduct document and other discovery to the extent permitted by the arbitrators. The parties shall keep the proceedings private and confidential. Nothing herein shall be construed or interpreted to prevent any party from commencing appropriate litigation in any court of competent jurisdiction located in New York, New York, to secure specific performance or equitable relief of any kind for breach of this Agreement.

Section 4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the choice of law principles thereof.

Section 4.7 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties shall attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 4.8 Entire Agreement. This Agreement and the other agreements contemplated hereby constitute the entire agreement of the parties with respect to the specific subject matter hereof and this Agreement amends and restates in its entirety the Original Agreement.

Section 4.9 Successors and Assigns; Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, executors, administrators, heirs and legatees of the respective parties. Without limiting the generality of the foregoing, this Agreement shall be binding on any subsequent transferee of Shares.

Section 4.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 4.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) the holders of no less than a majority in interest of the Shares; provided that that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing:

(a) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Stockholder without the written consent of such Stockholder, unless such amendment, termination, or waiver applies to all Stockholders in the same fashion; and

(b) for so long as MidOcean holds Common Stock (determined on a fully-diluted basis), any such amendment, modification or waiver that eliminates any material rights of MidOcean or any of its Affiliates (whether or not named as an express party to such provision) shall also require the prior written consent of MidOcean.

The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 4.11 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

Section 4.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.12, provided that receipt of copies of such counterparts is confirmed.

Section 4.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 4.14 Expenses. The Company shall pay, and hold MidOcean harmless against liability for the payment of the out-of-pocket third party fees and expenses of MidOcean (including the reasonable fees and expenses of legal counsel or other third party advisors) arising in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE “COMPANY”

FRESHPET, INC., a Delaware corporation

By:
Name:
Title:

“MIDOCEAN”

MIDOCEAN PARTNERS III, L.P.

By:	MidOcean Associates, for and on behalf of its Segregated Portfolio, MidOcean Partners Segregated Portfolio III

By:
Name:
Title:

MIDOCEAN PARTNERS III-A, L.P.

By:	MidOcean Associates, for and on behalf of its Segregated Portfolio, MidOcean Partners Segregated Portfolio III

By:
Name:
Title:

MIDOCEAN PARTNERS III-D, L.P.

By:	MidOcean Associates, for and on behalf of its Segregated Portfolio, MidOcean Partners Segregated Portfolio III

By:
Name:
Title:

[COMPANY, INVESTOR, MIDOCEAN AND TYSON SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

“FPI”

FRESHPET INVESTORS, LLC, a Delaware limited liability company

By:
Name:	Charles Norris
Its:	Manager

TYSON FOODS, INC., a Delaware corporation

By:
Name:
Title:

[COMPANY, INVESTOR, MIDOCEAN AND TYSON SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

ADDITIONAL STOCKHOLDER SIGNATURE PAGE

TO STOCKHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

INDIVIDUAL INVESTOR:

(Signature)

(Printed Name)

CORPORATE OR
PARTNERSHIP
INVESTOR:	(Entity Name)

By:
Name:
Title:

TRUST INVESTOR:

(Full Name of Trust)

By:
(Signature of Trustee)

[STOCKHOLDER SIGNATURE PAGES TO STOCKHOLDERS AGREEMENT]